RenaissanceRe Reports Net Income of $26.8 Million for the Second Quarter of 2013 or $0.60 Per Diluted Common Share; Quarterly Operating Income of $96.4 Million or $2.17 Per Diluted Common Share
Pembroke, Bermuda, July 30, 2013 -- RenaissanceRe Holdings Ltd. (NYSE: RNR) today reported net income available to RenaissanceRe common shareholders of $26.8 million or $0.60 per diluted common share in the second quarter of 2013, compared to $142.3 million or $2.75 per diluted common share in the second quarter of 2012. Operating income available to RenaissanceRe common shareholders was $96.4 million, or $2.17 per diluted common share for the second quarter of 2013, compared to $111.5 million or $2.14, respectively, in the second quarter of 2012. The Company reported an annualized return on average common equity of 3.4% and an annualized operating return on average common equity of 12.2% in the second quarter of 2013, compared to 17.5% and 13.7%, respectively, in the second quarter of 2012. Book value per common share increased $0.31, or 0.4%, in the second quarter of 2013 to $71.38, compared to a 3.8% increase in the second quarter of 2012. Tangible book value per common share plus accumulated dividends increased $0.59, or 0.8%, in the second quarter of 2013, compared to a 4.3% increase in the second quarter of 2012.
Kevin J. O'Donnell, CEO, commented:  "In the second quarter of 2013, we generated an annualized operating ROE of 12.2% and increased our tangible book value per share plus dividends by 0.8%, despite several notable catastrophe losses and a challenging investment environment."
Mr. O'Donnell continued:  "Although the expected decline in property catastrophe market pricing overall at June 1st accelerated, our team executed well in a rapidly changing market and I am pleased with our results from the recent renewal. We focused on our strategy of meeting clients' needs and matching desirable risks with efficient capital, which enabled us to build an attractive portfolio of risks.  We recently launched a new platform in the U.S. to support the growth of our specialty reinsurance business.  By expanding our footprint in the U.S., Asia and Lloyd's, we believe we will be able to leverage our core specialty and property catastrophe businesses over time, bringing new options for our clients in an evolving market."
SECOND QUARTER 2013 HIGHLIGHTS (1)

•
Underwriting income of $113.3 million and a combined ratio of 61.2%, compared to $127.9 million and 47.7%, respectively. The decrease in underwriting income was primarily driven by a $35.8 million increase in current accident year net claims and claim expenses principally due to the floods in Europe during late May and early June 2013 (the "European Floods") and the tornadoes that impacted Texas and Oklahoma during May 2013 (the "May 2013 U.S. Tornadoes") and a decrease of $18.6 million in favorable development on prior accident years net claims and claim expenses, partially offset by a $47.5 million increase in net premiums earned due to a combination of higher gross premiums written during the preceding twelve months and a decrease in ceded premiums written principally within the Company's catastrophe unit.

•
The net negative impact (2) from the European Floods and May 2013 U.S. Tornadoes was $20.0 million and $18.8 million, respectively, for a total of $38.8 million from these events, as detailed in the table below.

•
Gross premiums written increased $35.9 million, or 5.4%, to $703.2 million with the increase being driven by growth in the Company's specialty unit and Lloyd's segment, partially offset by a decrease in the Company's catastrophe unit.

•
Total investment losses of $43.5 million, which includes the sum of net investment income, net realized and unrealized (losses) gains on investments and net other-than-temporary impairments, compared to gains of $44.8 million. The decrease was primarily driven by lower total returns in the Company's fixed maturity investment portfolio as a result of a rising interest rate environment and widening credit spreads.

•
Other income declined $10.7 million to $0.6 million, compared to $11.3 million, primarily driven by a $4.1 million decrease in the profitability in the Company's weather and energy risk management operations and a $4.7 million reduction in the fair value of the Company's assumed and ceded reinsurance contracts accounted for at fair value.

European Floods and May 2013 U.S. Tornadoes
The following is supplemental financial data regarding the net financial statement impact on the Company's segment underwriting results and consolidated results for the second quarter of 2013 due to the European Floods and May 2013 U.S. Tornadoes:

Three months ended June 30, 2013	European Floods	May 2013 U.S. Tornadoes	Total
(in thousands, except percentages)
Net claims and claim expenses incurred	$(30,378)	$(26,271)	$(56,649)
Reinstatement premiums earned	6,666	3,157	9,823
Profit commissions	85	374	459
Net negative impact on underwriting result	$(23,627)	$(22,740)	(46,367)
Redeemable noncontrolling interest	3,621	3,968	7,589
Net negative impact (2)	$(20,006)	$(18,772)	$(38,778)
Percentage point impact on consolidated combined ratio	9.2	8.3	17.8

Net negative impact on Reinsurance segment underwriting result	$(19,647)	$(21,723)	$(41,370)
Net negative impact on Lloyd's segment underwriting result	(3,980)	(1,017)	(4,997)
Net negative impact on underwriting result	$(23,627)	$(22,740)	$(46,367)

Underwriting Results by Segment (1)
Reinsurance Segment
Gross premiums written in the Reinsurance segment were $635.4 million, an increase of $18.4 million, or 3.0%, comprised of:

•
a $21.2 million, or 56.9% increase in the Company's specialty unit to $58.5 million, compared to $37.3 million, primarily due to a number of new contracts and higher renewal rates across certain lines of business within the specialty unit; and partially offset by

•
a $2.8 million decrease in the Company's catastrophe unit primarily reflecting reduced risk-adjusted pricing in the Florida market as a whole and the non-renewal of a number of contracts during the June renewals, partially offset by net positive reinstatement premiums written of $9.8 million during the current quarter related to the European Floods and May 2013 U.S. Tornadoes (compared to net negative reinstatement premiums written of $30.7 million in the comparative quarter related to the 2011 New Zealand and Tohoku Earthquakes), and $37.4 million of gross premiums written related to increased quota share premium in the second quarter of 2013.

Managed catastrophe premiums, net of reinstatement premiums written, totaled $608.3 million, a decrease of $50.7 million, or 7.7%, primarily driven by the reduction in gross premiums written in the catastrophe unit discussed above. The Company's managed catastrophe premiums are prone to significant volatility due to the timing of contract inception and also due to the business being characterized by a relatively small number of relatively large transactions.
The Reinsurance segment generated underwriting income of $116.9 million and a combined ratio of 53.2%, compared to $128.4 million and 40.1%, respectively. The $11.5 million decrease in underwriting income was primarily a result of a $25.6 million increase in current accident year net claims and claim expenses and a $17.3 million reduction in favorable development on prior accident years net claims and claim expenses, partially offset by a $35.4 million increase in net premiums earned. Included in current accident year net claims and claim expenses is $26.4 million and $25.2 million related to the European Floods and May 2013 U.S. Tornadoes, respectively. The increase in net premiums earned was due to a combination of higher gross premiums written during the preceding twelve months and a decrease in ceded premiums written, principally within the Company's catastrophe unit.

The Reinsurance segment experienced $23.8 million of favorable development on prior years reserves, compared to $41.1 million, including $18.5 million and $5.4 million of favorable development in the catastrophe and specialty units, respectively. Favorable development on prior years reserves within the catastrophe unit was primarily due to reductions of $4.7 million and $4.1 million related to the 2008 Hurricanes and the 2011 New Zealand Earthquake, respectively, with the remainder due to a number of relatively small reductions in estimated ultimate losses on prior period events. The specialty unit experienced prior accident years favorable development of $5.4 million principally due to the application of the Company's formulaic actuarial reserving methodology.
Lloyd's Segment
Gross premiums written in the Lloyd's segment were $68.8 million, an increase of $18.5 million, or 36.7%, primarily due to continued organic growth within the segment. The Lloyd's segment generated an underwriting loss of $3.5 million and a combined ratio of 108.4%, compared to an underwriting loss of $0.9 million and a combined ratio of 103.0%, respectively. The increase in the underwriting loss in the Lloyd's segment reflects an increase in net claims and claims expenses of $10.6 million, primarily due to attritional loss activity and $5.0 million related to the European Floods and May 2013 U.S. Tornadoes.
Other Items (1)

•	During the second quarter of 2013, the Company repurchased 128 thousand common shares in open market transactions at an aggregate cost of $10.7 million and at an average share price of $83.32.

•
Net income attributable to noncontrolling interests of $14.0 million decreased from $33.6 million, primarily impacted by a decrease in profitability of DaVinciRe and an increase in the Company's ownership percentage in DaVinciRe from 31.5% at June 30, 2012 to 32.9% at June 30, 2013.

•
In May 2013, the Company raised $275.0 million through the issuance of 11.0 million 5.375% Series E Preference Shares at $25 per share. The proceeds of the issuance of the Series E Preference Shares were used to redeem the remaining 6.0 million, or $150.0 million liquidation preference, of the outstanding 6.60% Series D Preference Shares and 5.0 million, or $125.0 million liquidation preference, of the outstanding 6.08% Series C Preference Shares. Following the redemptions, 5.0 million Series C Preference Shares remain outstanding.

•	Corporate expenses increased $17.5 million, primarily due to costs associated with the Company's recently announced senior management changes.

•
Prior to 2013, investments-related derivative net realized and unrealized gains (losses) were included in net investment income and were also included in the calculation of operating income available to RenaissanceRe common shareholders and related measures. Commencing in 2013, the Company has reclassified its investments-related derivatives to net realized and unrealized gains (losses) on investments and has reclassified prior periods for comparability. Effective January 1, 2013, the Company now excludes these net realized and unrealized gains (losses) on investments-related derivatives from operating income and related measures. See Comments on Regulation G for a reconciliation of non-GAAP measures.

As a result of this reclassification, included in net realized and unrealized losses on investments of $69.5 million, is $20.5 million of net realized and unrealized gains on investments-related derivatives, compared to $2.9 million net realized and unrealized losses on investments-related derivatives included in $28.1 million of net realized and unrealized gains on investments.

This Press Release includes certain non-GAAP financial measures including “operating income available to RenaissanceRe common shareholders”, “operating income available to RenaissanceRe common shareholders per common share - diluted”, “operating return on average common equity - annualized”, “managed catastrophe premiums”, "tangible book value per common share" and "tangible book value per common share plus accumulated dividends." A reconciliation of such measures to the most comparable GAAP figures in accordance with Regulation G is presented in the attached supplemental financial data.
Please refer to the “Investor Information - Financial Reports - Financial Supplements” section of the Company's website at www.renre.com for a copy of the Financial Supplement which includes additional information on the Company's financial performance.
RenaissanceRe Holdings Ltd. will host a conference call on Wednesday, July 31, 2013 at 10:00 a.m. (ET) to discuss this release. Live broadcast of the conference call will be available through the “Investor Information - Company Webcasts” section of RenaissanceRe's website at www.renre.com.
RenaissanceRe Holdings Ltd. is a global provider of reinsurance and insurance. The Company's business consists of two reportable segments: (i) Reinsurance, which includes catastrophe reinsurance, specialty reinsurance and certain property catastrophe and specialty joint ventures managed by the Company's ventures unit, and (ii) Lloyd's, which includes reinsurance and insurance business written through Syndicate 1458.
Cautionary Statement under “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995: Statements made in this earnings release contain information about the Company's future business prospects. These statements may be considered “forward-looking.” These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. For further information regarding cautionary statements and factors affecting future results, please refer to RenaissanceRe Holdings Ltd.'s filings with the Securities and Exchange Commission, including its Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q.

(1)	All comparisons are with the second quarter of 2012 unless specifically stated.

(2)
Net negative impact includes the sum of estimates of net claims and claim expenses incurred, earned reinstatement premiums assumed and ceded, profit commissions and redeemable noncontrolling interest. The Company's estimates are based on a review of its potential exposures, preliminary discussions with certain counterparties and catastrophe modeling techniques. Given the magnitude and recent occurrence of these events, delays in receiving claims data, potential uncertainties relating to reinsurance recoveries and other uncertainties inherent in loss estimation, meaningful uncertainty remains regarding losses from these events. Accordingly, the Company's actual net impact from these events will vary from these preliminary estimates, perhaps materially so. Changes in these estimates will be recorded in the period in which they occur.

INVESTOR CONTACT:	MEDIA CONTACT:
Rohan Pai	Kekst and Company
Director of Investor Relations	Peter Hill or Dawn Dover
RenaissanceRe Holdings Ltd.	(212) 521-4800
(441) 295-4513

RenaissanceRe Holdings Ltd.
Summary Consolidated Statements of Operations
(in thousands of United States Dollars, except per share amounts and percentages)
(Unaudited)
	Three months ended		Six months ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Revenues
Gross premiums written	$703,223	$667,336	$1,338,641	$1,331,487
Net premiums written	$559,109	$427,630	$995,922	$920,205
Increase in unearned premiums	(267,220)	(183,214)	(432,778)	(397,124)
Net premiums earned	291,889	244,416	563,144	523,081
Net investment income	27,324	17,673	70,518	83,149
Net foreign exchange (losses) gains	(1,085)	2,410	671	950
Equity in earnings of other ventures	3,772	6,846	9,607	12,316
Other income (loss)	631	11,289	7,635	(27,805)
Net realized and unrealized (losses) gains on investments	(69,544)	28,073	(55,273)	75,681
Total other-than-temporary impairments	—	(234)	—	(395)
Portion recognized in other comprehensive income, before taxes	—	25	—	52
Net other-than-temporary impairments	—	(209)	—	(343)
Total revenues	252,987	310,498	596,302	667,029
Expenses
Net claims and claim expenses incurred	103,962	49,551	131,213	65,103
Acquisition expenses	31,767	25,608	56,776	49,719
Operational expenses	42,819	41,407	88,833	83,790
Corporate expenses	21,588	4,067	26,117	8,878
Interest expense	4,300	5,716	9,334	11,434
Total expenses	204,436	126,349	312,273	218,924
Income from continuing operations before taxes	48,551	184,149	284,029	448,105
Income tax expense	(247)	(898)	(369)	(861)
Income from continuing operations	48,304	183,251	283,660	447,244
Income from discontinued operations	—	1,393	—	1,220
Net income	48,304	184,644	283,660	448,464
Net income attributable to noncontrolling interests	(14,015)	(33,624)	(52,622)	(87,265)
Net income available to RenaissanceRe	34,289	151,020	231,038	361,199
Dividends on preference shares	(7,483)	(8,750)	(13,758)	(17,500)
Net income available to RenaissanceRe common shareholders	$26,806	$142,270	$217,280	$343,699

Income from continuing operations available to RenaissanceRe common shareholders per common share - basic	$0.61	$2.75	$4.93	$6.70
Income from discontinued operations available to RenaissanceRe common shareholders per common share - basic	—	0.03	—	0.02
Net income available to RenaissanceRe common shareholders per common share - basic	$0.61	$2.78	$4.93	$6.72
Income from continuing operations available to RenaissanceRe common shareholders per common share - diluted	$0.60	$2.72	$4.83	$6.61
Income from discontinued operations available to RenaissanceRe common shareholders per common share - diluted	—	0.03	—	0.02
Net income available to RenaissanceRe common shareholders per common share - diluted	$0.60	$2.75	$4.83	$6.63

Average shares outstanding - basic	43,372	50,278	43,453	50,328
Average shares outstanding - diluted	44,243	51,012	44,303	50,997

Net claims and claim expense ratio	35.6%	20.3%	23.3%	12.4%
Underwriting expense ratio	25.6%	27.4%	25.9%	25.6%
Combined ratio	61.2%	47.7%	49.2%	38.0%
Operating income available to RenaissanceRe common shareholders per common share - diluted (1)	$2.17	$2.14	$6.08	$5.13
Operating return on average common equity - annualized (1)	12.2%	13.7%	17.3%	16.7%

(1)	See Comments on Regulation G for a reconciliation of non-GAAP financial measures.

RenaissanceRe Holdings Ltd.
Summary Consolidated Balance Sheets
(in thousands of United States Dollars, except per share amounts)

	June 30, 2013	December 31, 2012
Assets
Fixed maturity investments trading, at fair value	$4,371,306	$4,665,421
Fixed maturity investments available for sale, at fair value	40,785	83,442
Total fixed maturity investments, at fair value	4,412,091	4,748,863
Short term investments, at fair value	924,843	821,163
Equity investments trading, at fair value	108,620	58,186
Other investments, at fair value	630,606	644,711
Investments in other ventures, under equity method	93,049	87,724
Total investments	6,169,209	6,360,647
Cash and cash equivalents	285,594	325,358
Premiums receivable	954,142	491,365
Prepaid reinsurance premiums	214,804	77,082
Reinsurance recoverable	175,103	192,512
Accrued investment income	26,658	33,478
Deferred acquisition costs	125,682	52,622
Receivable for investments sold	311,783	168,673
Other assets	196,126	218,405
Goodwill and other intangibles	8,282	8,486
Total assets	$8,467,383	$7,928,628
Liabilities, Noncontrolling Interests and Shareholders' Equity
Liabilities
Reserve for claims and claim expenses	$1,710,408	$1,879,377
Unearned premiums	970,017	399,517
Debt	250,411	351,775
Reinsurance balances payable	387,425	290,419
Payable for investments purchased	463,923	278,787
Other liabilities	216,086	253,438
Total liabilities	3,998,270	3,453,313
Redeemable noncontrolling interest	897,123	968,259
Shareholders' Equity
Preference shares	400,000	400,000
Common shares	44,385	45,542
Accumulated other comprehensive income	4,909	13,622
Retained earnings	3,119,003	3,043,901
Total shareholders' equity attributable to RenaissanceRe	3,568,297	3,503,065
Noncontrolling interest	3,693	3,991
Total shareholders' equity	3,571,990	3,507,056
Total liabilities, noncontrolling interests and shareholders' equity	$8,467,383	$7,928,628

Book value per common share	$71.38	$68.14

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)

	Three months ended June 30, 2013
	Reinsurance	Lloyd’s	Other	Eliminations (1)	Total
Gross premiums written	$635,442	$68,769	$—	$(988)	$703,223
Net premiums written	$494,200	$64,643	$266		$559,109
Net premiums earned	$249,689	$41,933	$267		$291,889
Net claims and claim expenses incurred	78,426	25,536	—		103,962
Acquisition expenses	23,206	8,484	77		31,767
Operational expenses	31,194	11,456	169		42,819
Underwriting income (loss)	$116,863	$(3,543)	$21		113,341
Net investment income			27,324		27,324
Net foreign exchange losses			(1,085)		(1,085)
Equity in earnings of other ventures			3,772		3,772
Other income			631		631
Net realized and unrealized losses on investments			(69,544)		(69,544)
Corporate expenses			(21,588)		(21,588)
Interest expense			(4,300)		(4,300)
Income from continuing operations before taxes					48,551
Income tax expense			(247)		(247)
Net income attributable to noncontrolling interests			(14,015)		(14,015)
Dividends on preference shares			(7,483)		(7,483)
Net income available to RenaissanceRe common shareholders					$26,806

Net claims and claim expenses incurred – current accident year	$102,272	$28,517	$—		$130,789
Net claims and claim expenses incurred – prior accident years	(23,846)	(2,981)	—		(26,827)
Net claims and claim expenses incurred – total	$78,426	$25,536	$—		$103,962

Net claims and claim expense ratio – current accident year	41.0%	68.0%	—%		44.8%
Net claims and claim expense ratio – prior accident years	(9.6)%	(7.1)%	—%		(9.2)%
Net claims and claim expense ratio – calendar year	31.4%	60.9%	—%		35.6%
Underwriting expense ratio	21.8%	47.5%	92.1%		25.6%
Combined ratio	53.2%	108.4%	92.1%		61.2%

	Three months ended June 30, 2012
	Reinsurance	Lloyd’s	Other	Eliminations (1)	Total
Gross premiums written	$617,039	$50,297	$—	$—	$667,336
Net premiums written	$379,369	$48,510	$(249)		$427,630
Net premiums earned	$214,296	$30,369	$(249)		$244,416
Net claims and claim expenses incurred	35,488	14,960	(897)		49,551
Acquisition expenses	20,098	5,510	—		25,608
Operational expenses	30,346	10,806	255		41,407
Underwriting income (loss)	$128,364	$(907)	$393		127,850
Net investment income			17,673		17,673
Net foreign exchange gains			2,410		2,410
Equity in earnings of other ventures			6,846		6,846
Other income			11,289		11,289
Net realized and unrealized gains on investments			28,073		28,073
Net other-than-temporary impairments			(209)		(209)
Corporate expenses			(4,067)		(4,067)
Interest expense			(5,716)		(5,716)
Income from continuing operations before taxes					184,149
Income tax expense			(898)		(898)
Income from discontinued operations			1,393		1,393
Net income attributable to noncontrolling interests			(33,624)		(33,624)
Dividends on preference shares			(8,750)		(8,750)
Net income available to RenaissanceRe common shareholders					$142,270

Net claims and claim expenses incurred – current accident year	$76,631	$18,366	$—		$94,997
Net claims and claim expenses incurred – prior accident years	(41,143)	(3,406)	(897)		(45,446)
Net claims and claim expenses incurred – total	$35,488	$14,960	$(897)		$49,551

Net claims and claim expense ratio – current accident year	35.8%	60.5%	—%		38.9%
Net claims and claim expense ratio – prior accident years	(19.2)%	(11.2)%	360.2%		(18.6)%
Net claims and claim expense ratio – calendar year	16.6%	49.3%	360.2%		20.3%
Underwriting expense ratio	23.5%	53.7%	(102.4)%		27.4%
Combined ratio	40.1%	103.0%	257.8%		47.7%
(1) Represents $1.0 million of gross premiums ceded from the Lloyd's segment to the Reinsurance segment for the three months ended June 30, 2013 (2012 - $Nil).

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)

	Six months ended June 30, 2013
	Reinsurance	Lloyd’s	Other	Eliminations (1)	Total
Gross premiums written	$1,196,568	$143,061	$—	$(988)	$1,338,641
Net premiums written	$875,072	$120,567	$283		$995,922
Net premiums earned	$483,149	$79,712	$283		$563,144
Net claims and claim expenses incurred	91,826	40,064	(677)		131,213
Acquisition expenses	41,265	15,400	111		56,776
Operational expenses	64,869	23,634	330		88,833
Underwriting income	$285,189	$614	$519		286,322
Net investment income			70,518		70,518
Net foreign exchange gains			671		671
Equity in earnings of other ventures			9,607		9,607
Other income			7,635		7,635
Net realized and unrealized losses on investments			(55,273)		(55,273)
Corporate expenses			(26,117)		(26,117)
Interest expense			(9,334)		(9,334)
Income from continuing operations before taxes					284,029
Income tax expense			(369)		(369)
Net income attributable to noncontrolling interests			(52,622)		(52,622)
Dividends on preference shares			(13,758)		(13,758)
Net income available to RenaissanceRe common shareholders					$217,280

Net claims and claim expenses incurred – current accident year	$149,301	$46,388	$—		$195,689
Net claims and claim expenses incurred – prior accident years	(57,475)	(6,324)	(677)		(64,476)
Net claims and claim expenses incurred – total	$91,826	$40,064	$(677)		$131,213

Net claims and claim expense ratio – current accident year	30.9%	58.2%	—%		34.7%
Net claims and claim expense ratio – prior accident years	(11.9)%	(7.9)%	(239.2)%		(11.4)%
Net claims and claim expense ratio – calendar year	19.0%	50.3%	(239.2)%		23.3%
Underwriting expense ratio	22.0%	48.9%	155.8%		25.9%
Combined ratio	41.0%	99.2%	(83.4)%		49.2%

	Six months ended June 30, 2012
	Reinsurance	Lloyd’s	Other	Eliminations (1)	Total
Gross premiums written	$1,226,801	$105,114	$—	$(428)	$1,331,487
Net premiums written	$838,007	$82,447	$(249)		$920,205
Net premiums earned	$468,114	$55,191	$(224)		$523,081
Net claims and claim expenses incurred	43,812	23,961	(2,670)		65,103
Acquisition expenses	39,484	10,178	57		49,719
Operational expenses	62,390	20,863	537		83,790
Underwriting income	$322,428	$189	$1,852		324,469
Net investment income			83,149		83,149
Net foreign exchange gains			950		950
Equity in earnings of other ventures			12,316		12,316
Other loss			(27,805)		(27,805)
Net realized and unrealized gains on investments			75,681		75,681
Net other-than-temporary impairments			(343)		(343)
Corporate expenses			(8,878)		(8,878)
Interest expense			(11,434)		(11,434)
Income from continuing operations before taxes					448,105
Income tax expense			(861)		(861)
Income from discontinued operations			1,220		1,220
Net income attributable to noncontrolling interests			(87,265)		(87,265)
Dividends on preference shares			(17,500)		(17,500)
Net income available to RenaissanceRe common shareholders					$343,699

Net claims and claim expenses incurred – current accident year	$131,775	$34,646	$—		$166,421
Net claims and claim expenses incurred – prior accident years	(87,963)	(10,685)	(2,670)		(101,318)
Net claims and claim expenses incurred – total	$43,812	$23,961	$(2,670)		$65,103

Net claims and claim expense ratio – current accident year	28.2%	62.8%	—%		31.8%
Net claims and claim expense ratio – prior accident years	(18.8)%	(19.4)%	1,192.0%		(19.4)%
Net claims and claim expense ratio – calendar year	9.4%	43.4%	1,192.0%		12.4%
Underwriting expense ratio	21.7%	56.3%	(265.2)%		25.6%
Combined ratio	31.1%	99.7%	926.8%		38.0%
(1) Represents $1.0 million of gross premiums ceded from the Lloyd's segment to the Reinsurance segment for the six months ended June 30, 2013 (2012 - $0.4 million).

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Gross Premiums Written and Managed Premiums
(in thousands of United States Dollars)
(Unaudited)

	Three months ended		Six months ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Reinsurance Segment
Renaissance catastrophe premiums	$368,077	$345,094	$678,079	$675,521
Renaissance specialty premiums	56,567	35,778	138,184	135,323
Total Renaissance premiums	424,644	380,872	816,263	810,844
DaVinci catastrophe premiums	208,826	234,644	377,620	413,457
DaVinci specialty premiums	1,972	1,523	2,685	2,500
Total DaVinci premiums	210,798	236,167	380,305	415,957
Total catastrophe unit premiums	576,903	579,738	1,055,699	1,088,978
Total specialty unit premiums	58,539	37,301	140,869	137,823
Total Reinsurance segment gross premiums written	$635,442	$617,039	$1,196,568	$1,226,801

Lloyd's Segment
Specialty	$53,207	$32,925	$108,964	$72,254
Catastrophe	15,562	17,372	34,097	32,860
Total Lloyd's segment gross premiums written	$68,769	$50,297	$143,061	$105,114

Managed Premiums (1)
Total catastrophe unit gross premiums written	$576,903	$579,738	$1,055,699	$1,088,978
Catastrophe premiums written on behalf of the Company's joint venture, Top Layer Re (2)	25,682	31,180	58,064	65,485
Catastrophe premiums written in the Lloyd's segment	15,562	17,372	34,097	32,860
Total managed catastrophe premiums (1)	$618,147	$628,290	$1,147,860	$1,187,323

(1)	See Comments on Regulation G for a reconciliation of non-GAAP financial measures.

(2)	Top Layer Re is accounted for under the equity method of accounting.

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Total Investment Result
(in thousands of United States Dollars)
(Unaudited)

	Three months ended		Six months ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Fixed maturity investments	$22,842	$25,366	$46,731	$50,204
Short term investments	374	234	692	734
Equity investments trading	344	181	344	351
Other investments
Hedge funds and private equity investments	2,237	(10,413)	17,117	18,060
Other	4,354	4,975	11,349	19,145
Cash and cash equivalents	9	54	61	80
	30,160	20,397	76,294	88,574
Investment expenses	(2,836)	(2,724)	(5,776)	(5,425)
Net investment income	27,324	17,673	70,518	83,149

Gross realized gains	17,548	19,458	51,628	55,744
Gross realized losses	(14,601)	(3,294)	(19,155)	(10,244)
Net realized gains on fixed maturity investments	2,947	16,164	32,473	45,500
Net unrealized (losses) gains on fixed maturity investments trading	(95,695)	12,538	(118,760)	26,795
Net realized and unrealized gains (losses) on investments-related derivatives	20,510	(2,930)	20,931	(1,435)
Net realized gains on equity investments trading	74	—	17,635	—
Net unrealized gains (losses) on equity investments trading	2,620	2,301	(7,552)	4,821
Net realized and unrealized (losses) gains on investments	(69,544)	28,073	(55,273)	75,681
Total other-than-temporary impairments	—	(234)	—	(395)
Portion recognized in other comprehensive income, before taxes	—	25	—	52
Net other-than-temporary impairments	—	(209)	—	(343)
Change in net unrealized gains on fixed maturity investments available for sale	(1,239)	(706)	(7,306)	72
Total investment result	$(43,459)	$44,831	$7,939	$158,559
Comments on Regulation G
In addition to the GAAP financial measures set forth in this Press Release, the Company has included certain non-GAAP financial measures in this Press Release within the meaning of Regulation G. The Company has provided these financial measurements in previous investor communications and the Company's management believes that these measurements are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for the comparison with other companies within the industry. These measures may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP measures in assessing the Company's overall financial performance.
The Company uses “operating income available to RenaissanceRe common shareholders” as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its corporate performance.  “Operating income available to RenaissanceRe common shareholders” as used herein differs from “net income available to RenaissanceRe common shareholders,” which the Company believes is the most directly comparable GAAP measure, by the exclusion of net realized and unrealized gains and losses on investments, net other-than-temporary impairments, and commencing in 2013, also excludes net realized and unrealized gains and losses on investments-related derivatives. Prior to 2013, investments-related derivative net realized and unrealized gains and losses were included in net investment income and were also included in the calculation of operating income available to RenaissanceRe common shareholders and related measures. The Company's management believes that “operating income available to RenaissanceRe common shareholders” is useful to investors because it more accurately measures and predicts the Company's results of operations by removing the variability arising from fluctuations in the Company's fixed maturity investment portfolio and equity investments trading.  The Company also uses “operating income available to RenaissanceRe common shareholders” to calculate “operating income available to RenaissanceRe common shareholders per common share - diluted” and “operating return on average common equity - annualized”.  The following is a reconciliation of:  1) net income available to RenaissanceRe common shareholders to operating income available to RenaissanceRe common shareholders; 2) net income available to RenaissanceRe common shareholders per common share - diluted to operating income available to RenaissanceRe common shareholders per common share - diluted; and 3) return on average common equity - annualized to operating return on average common equity - annualized:

	Three months ended		Six months ended
(in thousands of United States Dollars, except percentages)	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Net income available to RenaissanceRe common shareholders	$26,806	$142,270	$217,280	$343,699
Adjustment for net realized and unrealized gains on investments	69,544	(28,073)	55,273	(75,681)
Adjustment for investments-related derivative net realized and unrealized losses (gains) included in operating income prior to 2013	—	(2,930)	—	(1,435)
Adjustment for net other-than-temporary impairments	—	209	—	343
Operating income available to RenaissanceRe common shareholders	$96,350	$111,476	$272,553	$266,926

Net income available to RenaissanceRe common shareholders per common share - diluted	$0.60	$2.75	$4.83	$6.63
Adjustment for net realized and unrealized gains on investments	1.57	(0.55)	1.25	(1.48)
Adjustment for investments-related derivative net realized and unrealized losses (gains) included in operating income prior to 2013	—	(0.06)	—	(0.03)
Adjustment for net other-than-temporary impairments	—	—	—	0.01
Operating income available to RenaissanceRe common shareholders per common share - diluted	$2.17	$2.14	$6.08	$5.13

Return on average common equity - annualized	3.4%	17.5%	13.8%	21.5%
Adjustment for net realized and unrealized gains on investments	8.8%	(3.4)%	3.5%	(4.7)%
Adjustment for investments-related derivative net realized and unrealized losses (gains) included in operating income prior to 2013	—%	(0.4)%	—%	(0.1)%
Adjustment for net other-than-temporary impairments	—%	—%	—%	—%
Operating return on average common equity - annualized	12.2%	13.7%	17.3%	16.7%
The Company has also included in this Press Release “managed catastrophe premiums”. “Managed catastrophe premiums” is defined as gross catastrophe premiums written by Renaissance Reinsurance and its related joint ventures. “Managed catastrophe premiums” differs from total catastrophe unit gross premiums written, which the Company believes is the most directly comparable GAAP measure, due to the inclusion of catastrophe premiums written on behalf of the Company's joint venture Top Layer Re, which is accounted for under the equity method of accounting and the inclusion of catastrophe premiums written on behalf of the Company's Lloyd's segment. The Company's management believes “managed catastrophe premiums” is useful to investors and other interested parties because it provides a measure of total catastrophe premiums, as applicable, assumed by the Company through its consolidated subsidiaries and related joint ventures.

The Company has also included in this Press Release “tangible book value per common share” and “tangible book value per common share plus accumulated dividends”. “Tangible book value per common share” is defined as book value per common share excluding goodwill and intangible assets per share. "Tangible book value per common share plus accumulated dividends” is defined as book value per common share excluding goodwill and intangible assets per share, plus accumulated dividends. “Tangible book value per common share” differs from book value per common share, which the Company believes is the most directly comparable GAAP measure, due to the exclusion of goodwill and intangible assets per share. The Company's management believes “tangible book value per common share” and “tangible book value per common share plus accumulated dividends” are useful to investors because they provide a more accurate measure of the realizable value of shareholder returns, excluding the impact of goodwill and intangible assets. The following is a reconciliation of book value per common share to tangible book value per common share and tangible book value per common share plus accumulated dividends:

	At
	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
Book value per common share	$71.38	$71.07	$68.14	$68.20	$65.07
Adjustment for goodwill and other intangibles (1)	(0.85)	(0.85)	(0.86)	(0.85)	(0.83)
Tangible book value per common share	70.53	70.22	67.28	67.35	64.24
Adjustment for accumulated dividends	12.56	12.28	12.00	11.73	11.46
Tangible book value per common share plus accumulated dividends	$83.09	$82.50	$79.28	$79.08	$75.70

Quarterly change in book value per common share	0.4%	4.3%	(0.1)%	4.8%	3.8%
Quarterly change in tangible book value per common share plus change in accumulated dividends	0.8%	4.8%	0.3%	5.3%	4.3%
Year to date change in book value per common share	4.8%				9.8%
Year to date change in tangible book value per common share plus change in accumulated dividends	5.7%				10.8%

(1)
At June 30, 2013, March 31, 2013, December 31, 2012, September 30, 2012 and June 30, 2012, goodwill and other intangibles included $29.3 million, $29.3 million, $30.4 million, $32.2 million and $33.3 million, respectively, of goodwill and other intangibles included in investments in other ventures, under equity method.